LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this ____ day of ______, 2006 (the "Commencement Date") by and between **HRM II, LTD., a Florida limited partnership, c/o HRM Development Corp., 3701 FAU Boulevard, Suite 205, Boca Raton, Florida 33431** ("Landlord"), and **Healthcare Ventures Group, a Delaware corporation, whose address is 3848 FAU Boulevard, Suite 100, Boca Raton, FL 33431** ("Tenant"):

WITNESSETH:

1.01 Premises. In consideration of the obligation of Tenant to pay rent and of the other terms, provisions, and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord those premises (the "Premises") which is the suite more particularly described and configured on Exhibit "A" attached hereto, located in the Innovation Centre Building "2" (the "Building") situated in the City of Boca Raton, Florida. The Premises are deemed to be 5,843 rentable square feet and are outlined on the attached Exhibit "A", inclusive of Tenant's proportionate share of the electrical & fire equipment room. The Premises and the Building are located as part of a larger development (the "Development") known as Innovation Centre at FAU, which Development is part of a larger project commonly known as Florida Atlantic University Research and Development Park.

2.01(a) Term of Lease. The term of this lease shall commence on the date hereof (the "Commencement Date"), and shall continue until the expiration Twenty-Four (24) months after the Rent Commencement Date, as hereinafter defined, unless sooner terminated pursuant to any provision hereof; provided, however, that if the Rent Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of days in addition to the remainder of the calendar month following the Rent Commencement Date.

2.02 Rent Commencement Date. The "Rent Commencement Date" for Base Rent and Operating Costs shall be on or about January 1, 2007. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in the Lease. Before taking possession of the entire Premises, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, in the form attached hereto as Exhibit G.

3.01 Base Rent. Tenant agrees to pay to Landlord rent for the Premises, monthly in advance, without demand, deduction or set off, from and after the Rent Commencement Date and throughout the term, as annual Base Rent the amounts as indicated in the following Schedule of Base Rent in equal monthly installments, plus applicable sales tax.

Illustration Schedule of Base Rent

Period (Year)	Per Sq. Ft.	Annual Rent	Monthly Rent
1/1/07 – 12/31/07	$15.41	$90,040.63	$7,503.39
1/1/08 – 12/31/08	$16.03	$93,663.29	$7,805.27

Upon execution hereof, the Tenant shall pay to the Landlord an amount equal to the first month's Base Rent, and Operating Costs, including sales tax). The first monthly installment shall be due and payable on the first day of the first month following the Rent Commencement Date and a

monthly installment in accordance with the above Schedule shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date, except that the rental payment for any fractional calendar month at the commencement of the lease period shall be prorated.

4.01 Security Deposit. Tenant agrees to deposit with Landlord on the date hereof the Security Deposit in the amount set forth on the Office Lease Summary attached hereto and made apart hereof, which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled.

5.01 Permitted Use. The Premises shall be used for the specific uses set forth in the Innovation Centre Use Letter, attached hereto as Exhibit "H", executed by Tenant to Landlord prior to the execution and delivery of this Lease, and/or for general office, research and development, light assembly and manufacturing, distribution, and related ancillary uses, so long as such uses are permitted and approved within the Florida Atlantic University Research and Development Park, and for no other purpose, provided, however, the Premises shall not be used by any person primarily engaged in providing radiation oncology services to the public, or for a free standing diagnostic facility providing MRI and radiological services, including MRI, CAT-Scan, X-Ray, Ultrasound and Bone Denistrometry. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for such use. The overnight parking of automobiles, delivery trucks or other commercial vehicles [other than automobiles of employees then working within the Premises and one (1) company car utilized by Tenant's visitors], and the outside storage of any property including trash or garbage are prohibited. Tenant agrees that it shall, at its own cost and expense keep its employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the Building or the Development of which the Premises are part thereof. Tenant agrees that no washing of any type will take place in the Premises including the truck apron and parking areas. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or the Development or unreasonably interfere with such tenants' use of their respective premises or permit any use which would adversely affect the reputation of the Building or the Development. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in the governmental laws, ordinances and regulations, the Premises must be altered to accommodate lawfully the use and occupancy thereof, such alterations shall be made only with the consent of Landlord, but the entire cost thereof shall be borne by Tenant, provided that the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances and regulations. Tenant shall take whatever other actions are necessary so that Premises and the Tenant's use complies

with the Fire Prevention Code of the National Fire Protection Association and any other fire prevention laws, ordinances, rules or regulations applicable to the Premises.

6.01 Tenant's Taxes. (a) Tenant shall be responsible to pay before delinquency all franchise taxes, assessments (whether general or special), levies or charges measured by or based, in whole or in part upon the rents payable hereunder or the gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent and on other charges payable hereunder shall be paid by Tenant to Landlord with the payment of Tenant's rental payments and other charges payable hereunder.

(b) Tenant shall be liable for all taxes accrued, levied or assessed after the Commencement Date against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

7.01 Definition of Operating Costs. The term "Operating Costs" shall mean all reasonable costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, replacement, remodeling, maintenance and operation of the Building and the parking and landscaped areas appurtenant thereto (including, without limitation, all assessed real property taxes based upon the maximum discounted payment available, assessments, whether general or special) and governmental charges of any kind and nature whatsoever including assessments due to deed restrictions, the Florida Atlantic University Research and Development Park Operating Costs, as defined in the Senior Lease (as hereinafter defined), intangible personal property tax on Landlord's interest in the leasehold, and all other assessments and charges which accrue against this Lease, the Building and/or the Development of which the Premises are a part, (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, easements, and landscaping, property management fees, utility costs), cost of living increases under the Senior Lease, water and sewer charges, other utility costs to the extent not separately metered, insurance premiums, depreciation of the costs of replacement (as defined below) of the Building and improvements but not including any structural repairs or replacements which are normally chargeable to capital accounts under sound accounting principles, and the Building's share of costs of the Development and FAU Research and Development Park. Landlord estimates that the management fees in the first Lease Year shall be 4.0% of the Base Rent and Operating Costs, and Landlord agrees that the management fees for the Premises shall not increase more than five (5%) percent per year over the preceding Lease Year. The term "operating costs" does not include: (i) costs of alterations of Tenants' Premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate broker's leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder. Structural repairs and replacements are defined as repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of the metal roof deck (repairs and replacement of the roofing are not considered structural repairs or replacements). Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, and only to the extent of such reduction in Operating Costs, or are required under any governmental

laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. The useful life of any such improvement as well as all non-improvement or non-structural replacement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation to exclude any portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and/or separate building are so excluded from Operating Costs, then for the purposes of calculating Tenant's proportionate share of Operating Costs as provided in Section 7.02, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies, which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost.

If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings in the Development, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included with the term "taxes" for the purposes hereof.

7.02 Tenant's Proportionate Share of Operating Costs. Tenant shall pay to Landlord, as additional rent, its proportionate share of operating costs as set forth on the Lease Summary attached hereto. Tenant agrees to pay said amount in equal monthly installments for operating costs as defined in Article 7.01. Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter; Tenant shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep Tenant current. As soon as practicable after the close of each calendar year, Landlord shall deliver to Tenant a statement showing the total amount payable by Tenant under this Article. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord's option the excess shall be credited against the next monthly estimated payment of Operating Costs. Notwithstanding the foregoing, and solely for the twelve (12) months following the Completion Date, any excess amount of Operating Costs paid by Tenant resulting from the failure of Palm Beach County, Florida to collect real estate taxes with respect to the real property upon which the Building is located, shall not be refunded to Tenant but shall be retained by Landlord until the initial year in which said County begins to assess said taxes, in which year said amount shall be credited by Landlord against Operating Costs and Tenant's estimated payments shall be adjusted accordingly (provided that if said taxes are never collected during the Term of the Lease, said excess shall be refunded to Tenant at the end of the Term). If such statement shows an amount due from Tenant that is more than the estimated payments paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent. In the event an amount is due and is not paid within thirty (30) days

after the date of Landlord's statement to Tenant, the unpaid amount shall bear interest at the rate of eighteen (18%) percent per annum from the date of such statement until payment by tenant. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development may be allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate under the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis. Tenant or its representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the statement to Tenant (which item shall be paid in any event), such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

Within one hundred twenty (120) days after the end of each calendar year, Landlord will prepare and deliver to Tenant a statement showing the Operating Costs and Tenant's Proportionate Share of increases therein for such calendar year (the "Reconciliation"). Tenant or its representatives shall have the right to review the Reconciliation in the same manner as provided herein. Landlord shall not be permitted to amend the Reconciliation, subsequent to one hundred (120) days after the end of the calendar year, without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

In the event Tenant takes exception to the statement of Operating Costs, and Landlord and Tenant are unable to resolve their differences after thirty (30) days of good faith negotiations, a Certified Public Accountant (CPA) acceptable to both Tenant and Landlord shall be appointed to examine the statement of operating costs and the books and records of Landlord relating to operating costs. The findings of the accountant shall be binding, on both the Landlord and the Tenant. The costs of the accountant shall be borne by the Tenant, unless the findings show that the Tenant was assessed an amount that is more than 10% above the proper amount, in which case the Landlord shall be responsible for the costs of the accountant. Notwithstanding anything contained herein to the contrary, if the Tenant is assessed an amount that is more than 10% above the proper amount, twice during the Term, then for all audits subsequent thereto, the 10% shall be deemed amended to read 7%.

8.01 Tenant's Proportionate Share. (a) Tenant's "proportionate share" as used in this Lease with respect to the Building and as set forth on the Lease Summary shall mean a fraction in the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord. Tenant's "proportionate share" as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right, from time to time, to add or to exclude from the Development real property and any buildings constructed thereon. In the event Landlord elects to add to or exclude from the Development, Landlord shall notify Tenant in writing of any such addition or exclusion which notice shall describe the property added or excluded.

9.01 Tenant's Obligations.

(a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, truck doors, and plumbing work and fixtures within the Premises. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way. Tenant will yield up the Premises to Landlord in good condition and repair, ordinary wear and tear excepted, and loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant shall, at its own cost and expense, as additional rent, pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder.

(b) Heating and Air Conditioning Maintenance: (i) Landlord has obtained a limited warranty for the HVAC system and will permit Tenant to rely thereon to the extent coverage is available thereunder. For any equipment or component serving the Premises, Tenant shall obtain a full-service maintenance contract with a licensed contractor (the "Contractor") acceptable to Landlord, taking into consideration the extent of coverage available under the aforementioned limited warranty, with service to be performed not less frequently than quarterly. Tenant shall provide evidence of such service contract to Landlord prior to occupancy and thereafter provide evidence of any contract renewal or change, as it may occur. Notwithstanding the coverage available under the aforementioned limited warranty, Tenant shall, nevertheless be responsible for the maintenance and repair of the HVAC system. If Tenant fails to provide the maintenance contract, Landlord may (but shall not be required), upon notice to Tenant, elect to enter into such a maintenance service contract on behalf of Tenant or perform the work itself and, in either case, charge Tenant therefore, together with a reasonable charge for overhead; and (ii) In the event a Tenant system or component is to be replaced, Tenant is required to inform Landlord prior to the commencement of any work and install equipment or components of substantially equivalent value and grade. Additionally, Tenant shall provide to Landlord evidence of warranties upon request for the original system or replaced system.

(c) It is the tenant's responsibility to furnish and cause to be installed any cabling, devices and equipment for the following systems: telephone, security/CCTV, fire alarm, CATV, sound and intercom/paging.

9.02 Landlord's Obligations. (a) Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of Article 15 excepted, all parts of the Building, other than Tenant's Premises or portions of the Development within the exclusive

control of tenants of the Development, making all necessary repairs and replacements, whether ordinary or extraordinary structural or non-structural, including roof, foundation, walls, downpours, gutters, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including exterior painting, exterior lighting, exterior signs (not including Tenant signs) and common sewage plumbing and the maintenance of all paved areas including driveways and alleys, including, but not limited to, cleaning, repaving, restripping and resealing. Tenant shall immediately give Landlord written notice to any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefront or office entry.

(b) Landlord will provide hurricane shutters in accordance with the building code for the benefit of Tenant in the event of a storm. It is the sole obligation of Tenant to store and install said shutters. Tenant may elect to install the shutters at any reasonable time in the event of a storm threat. Landlord shall have no obligation or liability to Tenant with respect to the installation of hurricane shutters.

10.01 Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord shall consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same, or, at Landlord's option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof. Tenant may, without the consent of Landlord, but at its own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as it may deem advisable, without altering the basic character of the Building or Development and without overloading the floor or damaging such Building or Development, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

11.01 Signs and Window Treatment. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building or Development without the prior written consent of the Landlord, which consent may be withheld for aesthetic reasons in Landlord's sole and absolute discretion. Landlord shall have the right at any time, and from time to time, to remove any such sign, placard, picture, name, advertisement or notice, without notice to and at the expense of Tenant. All approved signs or lettering on doors or walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord. Tenant will provide, at Tenant's cost and expense, Landlord's standard identification signage as shown on Exhibit "C".

12.01 Inspections. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right, upon reasonable notice to Tenant, except no notice shall be required in the event of an emergency to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Landlord shall at all times be accompanied by a representative of Tenant. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

13.01 Utilities. Tenant shall pay for all gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of such utilities which are not separately metered and any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises, unless such interruption is the result of Landlord's gross negligence or willful misconduct. There is a single electric meter serving the Premises and the adjacent premises. Tenant agrees to prorate the electricity with the adjacent premises' tenant based upon a square foot basis.

14.01 Assignment and Subletting.

(a) Tenant shall not have the right to assign, sublet, transfer, pledge or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall be withheld for any reason whatsoever; provided, however, that (i) Tenant, upon ten (10) business days prior written notice to Landlord, may assign its rights and obligations under this Lease in connection with the merger, consolidation, reorganization, recapitilization, or sale of all or substantially all of its business assets to an entity whose net worth is equal to or greater than that of the Tenant and (ii) Landlord shall approve any proposed assignee of the Tenant so long as such proposed assignee is as financially responsible and credit worthy as Tenant, is of good reputation and has been approved by the Florida Atlantic University Research and Development Authority. Any such transaction shall be made for a good faith operating business purpose, and not intended to evade compliance with this Article concerning assignment and subletting. Tenant may not assign, sublet, transfer or otherwise permit the Premises to be used for a diagnostic facility providing MRI and radiological services, including, but not limited to MRI, CAT-Scan, X-Ray, Ultrasound and Bone Denistrometry, or to any person engaged in Radiation Oncology Services. Any attempted assignment, subletting, pledging, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting and all cash or other proceeds of any other transfer of Tenant's interest in this lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns

all rights it might have or ever acquire in any such proceeds to Landlord, provided, however, such proceeds shall relate solely to the rentals for the Premises and shall not be deemed to include any profits or proceeds relating to the sale of the business assets of Tenant. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord for Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

(b) If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code 11 U.S.C. 101 et seq., (the "Bankruptcy Code") any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and be promptly paid or delivered to Landlord.

(c) Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

(d) Excess Rent. If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of the Base Rental after payment of commercially reasonable costs incurred by Tenant in connection with such assignment or sublease, (i.e. broker commissions, improvements (or the prorata share of Base Rental in the case of a sublease of a portion of the Premises), the Tenant shall pay to Landlord, as rent, one hundred percent (100%) of such excess received by Tenant.

15.01 Fire and Casualty Damage.

(a) Landlord agrees to maintain insurance covering the Building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provision of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such

state. Subject to the provisions of subparagraphs 15.01(c), 15.01(d), and 15.01(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

(b) If the Building in which the Premises are located should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give written notice thereof to Landlord.

(c) If the Building should be totally destroyed by fire, tornado or other casualty, or if the Building should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(d) If the Buildings in which the Premises are located should be damaged by any peril covered by insurance to be provided by Landlord under subparagraph 15.01(a) above, but only to such extent that rebuilding or repairs can be in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially return the Premises to the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord upon demand any amount by which Landlord's cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the Lease exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and/or obligations hereunder shall cease and terminate. Should construction be delayed because of changes, deletions, or additions in the rebuilding requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period of restoration, repair or rebuilding shall be extended for the time Landlord is so delayed, provided Landlord shall first notify Tenant of any delays claimed by Landlord.

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

(f) Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser's policies shall contain a clause or endorsement to the effect that

any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

16.01 Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Development, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees of any other person entering upon the Development, or caused by the buildings and improvements located on the Development becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Development, or due to any cause whatsoever , and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence or willful misconduct of Landlord or the failure of Landlord to repair any part of the Development which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of the lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity arising out of or in connection with (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $2,000,000 Combined Single Limit. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord, and shall name the Landlord as an additional named insured in all such policies maintained pursuant to the terms hereof. Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewal thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

16.02 Fire and Extended Coverage Insurance. Tenant shall at all times during the term of this Lease, at its sole cost and expense, maintain in force and effect, for the benefit of the Landlord policies of insurance covering all improvements constructed on the Premises, and all fixtures, equipment, improvements and goods located on the Premises, in an amount not less than their actual cash value, providing protection against any peril included within the standard classification of "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism, and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be first used to repair or replace the fixtures and improvements within the Premises.

HRM II, Ltd. is to be added to the Tenant's policy as an Additional Insured for Liability and as a Loss Payee regarding interior improvements. Proof of this must be furnished to Landlord with a complete copy of Tenant's insurance policy(s) and certificate evidencing Landlord's insurable interest.

16.03 Plate Glass Insurance. The replacement of any plate glass or window glass damaged or broken from any cause whatsoever in and about the Premises shall be the responsibility of the Tenant. Tenant shall, during the entire term of this Lease, keep in full force and effect insurance (either a policy of plate glass insurance or as part of the Fire and Extended Coverage Policy) covering all of the plate glass or window glass of the Premises, in amounts reasonably satisfactory to the Landlord. The policy shall name the Landlord and any person, firm or corporation designated by the Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord at least thirty (30) days prior written notice.

16.04 Waiver of Claims; Waiver of Subrogation. Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including, but not limited to Tenant's workmen's compensation insurance carrier, against Landlord or Tenant, whichever the case may be. All public liability and property damage policies shall contain an endorsement that Landlord, although named as an insured, shall nevertheless be entitled to recover for damages caused by the negligence of the Tenant.

17.01 Condemnation.

(a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

(b) If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

(c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant's loss of its leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

18.01 Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination

by Landlord at any time upon not less than fifteen (15) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. If Landlord does not agree to Tenant's holdover, or if Tenant remains in possession of the Premises after any agreed upon holdover period, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from such retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises, so long as Landlord has delivered to Tenant, at any time subsequent to the Expiration Date and prior to Tenant's vacation of the Premises, a copy of an executed letter to intent to lease the Premises, or portion thereof, which provides for a lease commencement date of not less than seven (7) days after the date of the notice of letter of intent. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph shall be construed as consent for Tenant to hold over.

19.01 Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the Senior Lease.

20.01 Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days from the date such payment was due. Tenant shall be entitled to receive one (1) written notice of nonpayment from the Landlord during each twelve (12) month period.

(b) Tenant or any guarantor of Tenant's obligations shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor to adjudicate it as bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

(c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of

a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property which is not dismissed or discharged within sixty (60) days.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant, unless such receiver or trustee shall affirm the Lease and agree in writing to continue all Tenant obligations.

(e) Tenant shall desert or vacate any substantial portion of the Premises.

(f) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 26.01 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

(g) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing Paragraph 20.01), and shall not cure same within twenty (20) days after written notice thereof to Tenant, provided, however, Tenant shall not be in default if such failure is not capable of being cured within such twenty (20) day period so long as Tenant is diligently and continuously prosecuting the cure thereof and cures same within sixty (60) days from the date of written notice thereof to Tenant.

(h) Except for reasons of force majeure, Tenant shall fail to continuously operate this business at the Premises for a period of thirty (30) days or more for the permitted use set forth in Paragraph 5.01 whether or not Tenant is in default of the rental payment due under this lease.

20.02 Remedies.

(a) Upon the occurrence of any of such events of default described in Paragraph 20.01 hereof, and the expiration of any applicable cure period, and subject to Florida law, Landlord shall have the option to pursue any one or more of the following remedies:

(1) Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, lawfully enter upon and peacefully take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore,

(2) Lawfully enter upon and peacefully take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefore, relet the Premises and receive the rent therefore,

(3) Lawfully enter upon the Premises, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligation under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by negligence of Landlord or otherwise,

(4) To alter all locks and other security devices at the Premises without terminating this lease.

(b) In the event Landlord may elect to regain possession of the Premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration for this waiver.

(c) In the event Tenant fails to pay any installment of rent hereunder as when such installment is due, to help defray the additional cost to Landlord for processing such late payments. Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

(d) In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

(e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any uncured event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise.

(f) In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the then present value of the total rental hereunder for the remainder of the Lease Term, calculated using a discount rate equal to the yield then obtainable for U.S. Treasury Bills or Notes with a maturity date closest to the Expiration Date.

(g) In the event that Landlord elects to repossess the Premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Section 3.01 (reduced to present value) diminished by any net sums thereafter received by Landlord through reletting the Premises during said

period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02(h). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

(h) In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

(i) In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

(j) If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligations to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

(k) In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any third party having a lien thereon, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Premises within the County in which the Premises is located and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this

Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this lease as a bill of sale without further payment or credit by Landlord to Tenant of the value of such property. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

21.01 Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

(a) To change the name or the street address of the Building or the Development, if such occurs and Landlord is solely responsible for such change, the Landlord shall reimburse Tenant for all reasonable and documented expenses directly related to such change;

(b) To install and maintain a sign or signs on the exterior of the Building;

(c) To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Premises, provided such sources offer competitive price and services;

(d) To retain at all times pass keys to the Premises, subject to the provisions of Section 12.01 regarding entry into the Premises;

(e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development, provided such exclusive right does not impair or prejudice Tenant's activities;

(f) To change the arrangement and/or location or entrances and corridors in and to the building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development, provided Tenant's parking is not reduced..

(g) The landlord under the Senior Lease(s) has the right to close all or any portion of the common areas and facilities, as defined in said Senior Lease(s) to such extent as may, in the opinion of counsel for said landlord, be legally sufficient to prevent a dedication thereof, and to do and perform such other acts in and to said areas and improvements as said landlord may determine to be advisable, provided such closures shall not unreasonably interfere with the business of Tenant and Landlord.

22.01 Relocation of Premises. Landlord reserves the right to relocate Tenant during the Term to other premises in the Building or in another building with the Development (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided:

(a) the New Premises shall be similar to the Premises in area and appropriateness for the use of Tenant's purposes;

(b) if Tenant is then occupying the Premises, Landlord shall pay the reasonable expense of moving Tenant, its property and equipment to the New Premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant;

(c) Landlord shall give to Tenant not less than sixty (60) days prior written notice of such substitution; and

(d) Landlord shall, at its sole cost, improve the New Premises with improvements substantially similar to those located in the Premises and reimburse all tenant's reasonable costs associated with such relocation.

23.01 Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrears in rent as well as any and all sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon thirty (30) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

24.01 Subordination. Tenant accepts this Lease and agrees that this Lease and the interest of Tenant therein shall be, and the same hereby is made subject and subordinated at all times to the terms and conditions of Landlord's Lease Agreement with Boca/Research Park, Ltd., as lessor, and the Lease Agreement between Florida Atlantic Research and Development Authority, as lessor, and Boca/Research Park, Ltd., as lessee, dated January 29, 1996 and any amendments thereto and all covenants, restrictions, easements and other encumbrances now or hereafter affecting the fee simple title to the FAU Research and Development Park and to any mortgage in any amounts and all advances made and to be made thereon, which may now or hereafter be placed against or affect the land, the leasehold interest of the Landlord in any building and improvements, including the Premises, and all renewals, modifications, consolidations, participations, replacement and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee or holder of any such mortgage elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee, or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

25.01 Mechanics Liens and Other Liens.

(a) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises. Tenant shall strictly comply with the provisions of Chapter 713, Florida Statutes, and shall give each contractor performing work or providing materials or equipment to the Premises with the notices hereof.

26.01 Notices. All notices hereunder shall be in writing. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice for the making of any payment shall be deemed to be complied with when and if such notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or nationally recognized overnight courier service, addressed to the parties hereto at the respective addresses set forth hereafter, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

As to Landlord:	**HRM II, Ltd. 3998 FAU Boulevard, Suite 307 Boca Raton, FL 33431 Tel: 561 347-6915 FAX: 561 347-6906**	**With copy to:**	**Richard A. Murdoch, Esq. Adorno & Yoss, P.A. 700 South Federal Highway, Suite 200 Boca Raton, FL 33432 Tel: 561 393-5660 FAX: 561 338-8698**
As to Tenant:	**Richard Fost President/ Healthcare Ventures Group 3848 Boulevard, Suite 100 Boca Raton, FL 33431 Tel: (800) 223-6837 FAX: (800) 414-1202**	**With copy to:**	

27.01 Environmental Matters. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Law") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitations, any substances under any such laws, ordinances or regulations (collectively, "Hazardous Materials"),

(a) Hazardous Materials Handling. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitations, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises or the Building in which the Premises are located. Except as discharged into the sanitary sewer in strict accordance and conformity with al applicable Hazardous Materials Laws, Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials, in on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are strictly the responsibility of Tenant. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials located on or about the Premises as a result of Tenant's use and occupancy of the Premises to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any Building, or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or Building, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's request, Tenant shall remove any tanks or fixtures which contain or contained, or are contaminated with Hazardous Materials.

(b) Tenant shall immediately notify Landlord in writing of:

(i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;

(ii) any claim made or threatened by any person against Tenant, the Premises or Building relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials;

(iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials; and

(iv) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises or Building, including any complaints, notices, warnings, reports or asserted violations in connection therewith.

Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Building, or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from Premises.

(c) Indemnification of Landlord. Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors, and assigns, free and harmless from and against any and all claims,

liabilities, penalties, forfeitures, losses or expenses (including attorney's fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by:

(i) the presence in, on, under or about the Premises or Building or discharge in or from the Premises or Building of any Hazardous Materials, as a result of Tenant's use and occupancy of the Premises or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials, to in, on, under, about or from the Premises or Building, or

(ii) Tenant's failure to comply with any Hazardous Materials Law whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provision hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

(d) Landlord represents that it has received no notice of any Hazardous Materials present at or in the Premises the nature, concentration or condition of which violates any Legal Requirement. If, at any time during the term of this Lease, Landlord becomes aware that the foregoing representation was inaccurate in any material respect, Landlord shall take actions necessary, at its sole cost and expense, to correct any condition or conditions the existence of which renders representations inaccurate. Landlord agrees, to the extent not covered by the proceeds of any insurance paid, to indemnify and save harmless Tenant from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon or incurred by or asserted against Tenant with respect to any Hazardous Materials used by Landlord (except to the extent the same arises from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors), by reason of any of the following having occurred prior to or during the Term: (i) any work or thing done in, on or about the Premises or any part thereof by Landlord or any agent, contractor, employee, servants, licensee, invitee or visitor of Landlord; (ii) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof; and (iii) any negligence of Landlord or any agent, contractor, employee, licensee (other than Tenant) or invitee of Landlord.

Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the Project adjacent to or connecting with the Premises or any other part of the Project, or otherwise.

(e) Additional Insurance or Financial Capacity. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from

time to time reasonably request. Landlord may procure such insurance if Tenant fails to meet its obligation hereunder and the cost thereof shall be passed through to Tenant.

(f) Environmental Audit; Right of Entry. Landlord shall have the right, upon reasonable belief as to the presence of Hazardous Materials, to require Tenant to undertake and submit to Landlord a periodic environmental audit from an environmental company approved by Landlord, which audit shall cover Tenant's compliance with this Section. Tenant shall promptly comply with all requirements of such audit and cure all matters raised therein at Tenant's sole cost if such matters are Tenant's responsibility under this Section 27.01. If the audit reveals no presence of Hazardous Materials, the cost of such audit will be borne by Landlord.

28.01 INTENTIONALLY DELETED

29.01 Miscellaneous.

(a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development of the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

(c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d) In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressed or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns are concerned, Tenant shall look solely to the Building for the payment thereof.

(e) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties thereto.

(f) All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to the Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has to been completed upon such vacation, shall be completed by Landlord and billed to Tenant at cost plus fifteen percent (15%). Tenant shall also, prior to vacating the Premises, pay to
Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section.

(g) If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

(h) Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the

Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder and the first month's rent as required hereunder, and any other sums required hereunder.

(i) Tenant shall at any time and from time to time within ten (10) days after written request from Landlord, execute and deliver to Landlord an estoppel certificate, in form reasonably satisfactory to Landlord.

(j) Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of Landlord.

(k) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The above statement is incorporated in the lease as a requirement in order to comply with Florida Statute 404.056(8).

(l) Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "H" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord, which modifications and additions shall be provided to Tenant within a reasonable time after promulgation. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations.

(m) Landlord and Tenant represent and warrant to each other that it has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or other intermediary other than Commercial Property Realty Advisors and that no other broker or intermediary called the Premises to the attention of Tenant for lease. In the event that any broker or finder claims to have submitted the Premises or any other space in the Building or Development to Tenant or to have induced Tenant to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises, the Building or the Development on this transaction, Landlord or Tenant, respectively, shall be responsible for and will indemnify and hold harmless the other from and against any and all costs, fees (including, without limitation, attorneys' fees and costs), expenses, liabilities and claims incurred or suffered by the other as a result thereof.

(n) Additional Insurance or Financial Capacity. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Landlord may procure such insurance if Tenant fails to meet its obligation hereunder and the cost thereof shall be passed through to Tenant.

30.01 Financial Statements. The Tenant must furnish or cause to be furnished to the Landlord, within Ninety (90) days of the close of Tenant's fiscal year financial statements of the end of such year and satisfactory to the Landlord. Reports shall be prepared in accordance with

generally accepted accounting principles consistently applied and certified by the Chief Financial Officer or other executive officer of Tenant as being true and accurate. Landlord shall hold in confidence all such information obtained from Tenant except as may be necessary for the enforcement of Landlord's rights hereunder, relative to any prospective financing or prospective sale of the Leased Premises, or pursuant to any legal or administrative requirements and/or proceedings.

31.01 Effective Date. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this Lease.

32.01 Waiver. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH (i) THIS LEASE, (ii) THE PREMISES, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO HAVE SUCH COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION PURSUANT TO RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES (1993). THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE. IN THE EVENT OF ANY DISPUTE HEREUNDER, OR ANY DEFAULT IN THE PERFORMANCE OF ANY TERM OR CONDITION OF THIS LEASE, THE PREVAILING PARTY IN LITIGATION SHALL BE ENTITLED TO RECOVER ALL COSTS AND EXPENSES ASSOCIATED THEREWITH, INCLUDING REASONABLE ATTORNEYS' FEES THROUGH ALL APPEALS.

The parties intending to be bound hereby execute or cause this Lease to be executed the date above first written.

WITNESSES:

"LANDLORD"

HRM II, Ltd., a Florida limited partnership

By: HRM II DEVELOPMENT CORP., a Florida Corporation

HRM II, LTD., a Florida limited partnership

By: ______________________

Thomas A. Head, its President

WITNESSES:

"TENANT"
HEALTHCARE VENTURES GROUP

By: ______________________

Richard Frost, Its President

RIDER TO LEASE AGREEMENT

I. PARKING

Landlord agrees to provide parking spaces for the Premises based on 3.91 parking spaces for each 1.000 square feet of area in the Premises. Five (5) parking spaces may be specifically designated for Tenant's use with signage (see Exhibit "C").

II. CONTIGUOUS SPACE

The contiguous space (5.457 square feet) to the immediate South of the Premises is leased to a third party tenant ("Van Pelt & Associates Physical Therapy Services. Inc. d/b/a Palm Beach Institute of Sports Medicine. Inc."). This third party tenant shall be required to pay ~~its appropriate pro rata share (48.3%) of the electric costs billed to the Tenant~~.

the amount in excess of an amount equal to 51.7% of the average electric monthly bill over the last 12 months.